Exhibit 10.4
[FORM OF]

NON-COMPETITION AGREEMENT

This Non-Competition Agreement dated November 30, 2007 (the "Non-Competition Agreement"), is by and among Rick’s Cabaret International, Inc., a Texas corporation, (the ”Company“) and [Name], an individual residing in Florida  ([“Name”]).

W I T N E S S E T H:

WHEREAS, simultaneously herewith, [Name] has entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Company to sell to the Company (i) ______ shares of common stock, no par value, of Miami Gardens Square One, Inc., a Florida corporation (“MGSO”) which shares represent 50.05% of the issued and outstanding shares of MGSO and (ii) 50 shares of common stock, $.01 par value, of Stellar Management Corporation, a Florida corporation  (“Stellar”) which shares represent 50% of the issued and outstanding shares of Stellar (collectively, the “Transaction”); and

WHEREAS, [Name] is the [Title] of MGSO and [Title] of Stellar; and

WHEREAS, MGSO owns and operates an adult entertainment cabaret known as an “Tootsie’s Cabaret” (“Tootsie’s” or the “Club”) located at 150 NW 183rd Street, Miami Gardens, Florida  33169 (the “Premises”); and

WHEREAS, [Name] will benefit from the Transaction; and

WHEREAS, the Company requires that [Name] enter into this Non-Competition Agreement as a condition to the Company entering into the Transaction; and

WHEREAS, to induce the Company to enter into the Stock Purchase Agreement and to complete the Transaction, [Name] agreed to enter into this Non-Competition Agreement; and

NOW, THEREFORE, in consideration of the premises, the closing of the Transaction and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Company agree as follows:

1.       Covenants.  For a period of five (5) years following the Closing Date set forth in the Stock Purchase Agreement (such five (5) year period being referred to herein as the “Restricted Period”), [Name] shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, investor or in any other individual or representative capacity, whether for compensation or not:

(a)
Own, or have any rights of conversion to own, or share in the earnings of, carry on, manage, operate, control, be engaged in, render services to, solicit customers for any business engaged in the operation of an establishment featuring live female nude or semi-nude entertainment within a twenty (20) mile radius of the Premises (the “Prohibited Area”), with the exception of the existing business known as “Alley Cat” which is operated at 2875 Shipping Avenue, Miami, Florida; or

(b)
Solicit or induce, or attempt to solicit or induce, wherever located, any employee, independent contractor, or agent or consultant of MGSO or Stellar, the Club, the Company or any of their affiliates to leave his or her employment or terminate his or her agreement or relationship with MGSO or Stellar, the Club, the Company or any of their affiliates.

2.            [Name]’s Acknowledgments and Agreements.  [Name] acknowledges and agrees that:

(a)
Due to the nature of MGSO’s, Stellar’s and the Company’s business, the foregoing covenants place no greater restraint upon [Name] than is reasonably necessary to protect the business and goodwill of MGSO, Stellar and the Company;

(b)	These covenants protect a legitimate interest of MGSO, Stellar and the Company and do not serve solely to limit the future competition of MGSO, Stellar or the Company;

(c)	This Non-Competition Agreement is not an invalid or unreasonable restraint of trade;

(d)	A breach of these covenants by [Name] would cause irreparable damage to MGSO, Stellar and the Company;

(e)	These covenants will not preclude [Name] from obtaining reasonable business relationships or becoming gainfully employed following the closing of the Stock Purchase Agreement;

(f)
These covenants are reasonable in scope and are reasonably necessary to protect the business and goodwill and valuable and extensive trade which MGSO, Stellar and the Company have established through their own expense and effort;

(g)	The signing of this Non-Competition Agreement is necessary as part of the consummation of the Transaction previously discussed; and

(h)
[Name] has carefully read and considered all provisions of this Non-Competition Agreement and that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of MGSO, Stellar and the Company.

3.            Remedies, Injunction.  In the event of [Name]’s actual breach of any provisions of this Non-Competition Agreement, [Name] agrees that MGSO, Stellar and the Company shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining [Name] from violating the provisions herein.  Nothing in this Non-Competition Agreement shall be construed to prohibit MGSO, Stellar or the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from [Name].  [Name] further agrees that, for the purpose of any such injunction proceeding, it shall be presumed that MGSO’s, Stellar’s and the Company's legal remedies would be inadequate and that MGSO, Stellar and the Company would suffer irreparable harm as a result of [Name]’s violation of the provisions of this Non-Competition Agreement.

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4.            Severability.  In the event that any of the provisions of this Non-Competition Agreement are held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Non-Competition Agreement.  In the event that any provision relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period or the applicable scope of the restriction.  [Name] further agrees that such covenants and/or any portion thereof are severable, separate and independent, and should any specific restriction or the application thereof, to any person, firm, corporation, or situation be held to be invalid, that holding shall not affect the remainder of such provisions or covenants.

5.            General Provisions.

(a)
Notices.  Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested or by a recognized overnight delivery service.  Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change their address by written notice in accordance with this Paragraph (a).  Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing; and overnight delivery service shall be deemed delivered one (1) day after depositing with the overnight delivery service.

If to Company:                              Eric Langan, President
10959 Cutten Road
Houston, Texas 77066

With a copy to:                             Mr. Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007

If to [Name]:                                  150 NW 183rd Street, Suite 200
Miami Gardens, Florida  33169

(b)
Law Governing Non-Competition Agreement and Venue.  This Non-Competition Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to principles of conflict of laws.  In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Dade County, Florida.

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(c)
Contract Terms to be Exclusive.  This Non-Competition Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties with respect to the Seller’s and [Name]’s agreement not to compete with MGSO and the Company.

(d)
Waiver or Modification Ineffective Unless in Writing.  It is further agreed that no waiver or modification of this Non-Competition Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding or litigation between the parties hereto arising out of or affecting this Non-Competition Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

(e)
Assignment.  The rights and benefits of MGSO, Stellar and the Company under this Non-Competition Agreement shall inure to the benefit of and be binding upon the successors and assigns of MGSO, Stellar and the Company.  The rights of [Name] hereunder are personal and nontransferable except that the rights and benefits hereof shall inure to the benefit of the heirs, executors and legal representatives of the Seller and [Name].

(f)	Binding Effect. Except as otherwise provided herein, this Non-Competition Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(g)
Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Non-Competition Agreement has been executed as of the 30th day of November, 2007.

RICK’S CABARET INTERNATIONAL, INC.

By:
Eric Langan, President

[NAME], INDIVIDUALLY

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